                        STOCKHOLDERS AGREEMENT AMENDMENT

      AMENDMENT dated as of November 26, 1999 among DLJ Investment Partners II, L.P., a Delaware limited partnership, DLJ Investment Funding II, Inc., a Delaware corporation, DLJ ESC II L.P., a Delaware limited partnership and DLJ Investment Partners, L.P., a Delaware limited partnership (each a "Mezzanine Holder" and collectively the "Mezzanine Holders"), the parties appearing on the signature page hereto under the caption "Existing Stockholders", and Manufacturers' Services Limited, a Delaware corporation (the "Company").

      WHEREAS, pursuant to the Preferred Stock and Warrant Subscription Agreement dated as of November 26, 1999 (the "Subscription Agreement") among the Company and the Mezzanine Holders, the Mezzanine Holders are acquiring from the Company (i) shares of preferred stock, par value $.001 per share (the "Preferred Stock"), of the Company and (ii) warrants (the "Warrants") to purchase common stock, par value $.001 per share (the "Common Stock"), of the Company, which will be exercisable only upon the occurrence of certain events;

      WHEREAS, the Company has previously entered into a Stockholders Agreement dated as of January 20, 1995 (the "Stockholders Agreement") among the DLJ Entities (as defined therein), the Founding Stockholders (as defined therein), the Company and the other parties thereto as of the date hereof;

      WHEREAS, the Stockholders Agreement may be amended or otherwise modified by an instrument in writing executed by the Company, with the approval of the board of directors of the Company, and Stockholders (as defined in the Stockholders Agreement) holding at least 95% of the outstanding Shares (as defined in the Stockholders Agreement); and

      WHEREAS, in connection with the acquisition of the Preferred Stock and the Warrants by the Mezzanine Holders, the Company (with the approval of the board of directors of the Company) and Stockholders holding at least 95% of the outstanding Shares desire to amend or otherwise modify the Stockholders Agreement as set forth in this Amendment.

      NOW, THEREFORE, in consideration of the covenants and agreements contained herein and the Subscription Agreement, the parties hereto amend and otherwise modify the Stockholders Agreement as follows:

      SECTION 1. Parties to Stockholders Agreement. From the date of this Amendment, the Mezzanine Holders shall be deemed to be parties to the Stockholders Agreement, subject to Sections 10(b) and 10(c) of this Amendment.

      SECTION 2. Definitions; Interpretation. (a) Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Stockholders Agreement. Each reference to "hereof', "hereunder", "herein" or "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Stockholders Agreement shall from and after the date of this Amendment refer to the Stockholders Agreement as amended hereby.

      (b) Section 1.1 of the Stockholders Agreement is amended (i) to the extent that the following terms do not appear in Section 1.1 of the Stockholders Agreement, by the addition of such terms and (ii) to the extent that the following terms appear in Section 1.1 of the Stockholders Agreement, by amending and restating such terms as follows:

      "Company Securities" means with respect to any Stockholder, the Common Stock (and securities convertible into or exchangeable for Common Stock), the Preferred Stock and any options, warrants (including the Warrants) or other rights to acquire Common Stock, Preferred Stock or any other equity security issued by the Company.

      "Registrable Stock" means any Company Securities until (i) a registration statement covering such Company Securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such Company Securities are sold under circumstances in which all of the applicable conditions of Rule 144 are met or under which they may be sold pursuant to Rule 144(k) or (iii) such Company Securities are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Company Securities not bearing the legend required pursuant to this Agreement and such Company Securities may be resold without subsequent registration under the Securities Act.

      (c) As used in the Stockholders Agreement, the following terms shall have the following interpretations unless expressly provided to the contrary in this
Amendment: (i) "Other Stockholders" shall be deemed to exclude the Mezzanine Holders and (ii) "Stockholder" shall be deemed to include the Mezzanine Holders (subject to Section 10(b) of this Amendment).

      SECTION 3. Corporate Governance. (a) The Board shall consist of seven directors, six of whom will be designated as set forth in Section 2.1 of the

Stockholders Agreement and one of whom will be designated by DLJ Investment Partners II, L.P. (such director, the "Investment Partners Director"). DLJ Merchant Banking Partners, L.P. hereby waives its right pursuant to Section 2.1 of the Stockholders Agreement to designate this seventh director.

      (b) For so long as the Mezzanine Holders shall own any Preferred Stock, Warrants or Shares issued upon exercise of the Warrants, each other Stockholder who is a party hereto agrees that (i) it will vote its Shares or execute written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of stockholders) in order to ensure the election of the Investment Partners Director, (ii) if, at any time, it is then entitled to vote for the removal of directors of the Company, it will not vote any of its Shares in favor of the removal of the Investment Partners Director unless such removal shall be for cause or DLJ Investment Partners II, L.P. shall have consented to such removal in writing and (iii) the provisions of
Section 2.3 of the Stockholders Agreement shall apply mutatis mutandis.

      (c) The Investment Partners Director shall be entitled to be appointed to such committees of the Board as may be reasonably determined by the Chairman of the Board.

      SECTION 4. Transferability. (a) Any Mezzanine Holder may at any time transfer any or all of its Company Securities to one or more Persons without the consent of the Company or any other Stockholder, so long as such transfer is not in violation of applicable federal, state or foreign securities laws. None of the provisions of Article 3 of the Stockholders Agreement shall apply to the Mezzanine Holders or their Company Securities, other than the provisions of
Section 3.2 relating to legends which shall apply to their Company Securities mutatis mutandis.

      (b) Without the consent of DLJ Investment Partners II, L.P., the DLJ Entities and their Permitted Transferees may not (i) directly or indirectly transfer any Shares, (ii) request a Demand Registration pursuant to Section 5.1 of the Stockholders Agreement or (iii) request any Incidental Registration pursuant to Section 5.2 of the Stockholders Agreement, other than, in the case of clause (i), in connection with a transaction which would constitute a Change of Control of the Company under the Certificate of Designations, Preferences and Rights relating to the Preferred Stock. The restrictions contained in the foregoing sentence shall expire upon the first to occur of the following: (x) the Mezzanine Holders (defined for purposes of this Section 4(b) to exclude any Person to whom the initial Mezzanine Holders have transferred any Company Securities) shall cease to hold any Preferred Stock; (y) one year after the Demand Registration rights of the Mezzanine Holders have become exercisable pursuant to Section 6 hereof; and (z) the Mezzanine Holders shall have failed to request Incidental Registration of any Company Securities in connection with two registrations of Company Securities under the Securities Act for which the Mezzanine Holders had piggyback registration rights pursuant to Section 7 hereof. Nothing in this
Section 4(b) shall be interpreted to restrict the right of the DLJ Entities to transfer any Shares to their Permitted Transferees in accordance with Section
3.3 of the Stockholders Agreement.

      SECTION 5. Certain Agreements Regarding a Sale. (a) The Mezzanine Holders shall be considered "Other Stockholders" for purposes of Section 4. 1 of the Stockholders Agreement with respect to any Shares issued upon the exercise of the Warrants.

      (b) The Mezzanine Holders shall be considered "Other Stockholders" for the purposes of Section 4.2 of the Stockholders Agreement with respect to the Warrants and any Shares issued upon the exercise of the Warrants. The right of the DLJ Entities under such Section 4.2, at their option, to require all but not less than all the Other Stockholders (including all Permitted Transferees of the Other Stockholders) to participate in such transfer shall be deemed to include the right to require the Mezzanine Holders to exercise their respective Warrants and to sell to such Third Party the Shares received as a result of such exercise for the same consideration per Share and otherwise on the same terms and conditions as the sale by the DLJ Entities; provided that any Mezzanine Holder that holds Warrants the exercise price per Share of which is greater than the per share price at which Shares are to be sold to the Third Party may, if required by the DLJ Entities to exercise such Warrants, in place of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto.

      SECTION 6. Demand Registration. The Mezzanine Holders shall have demand registration rights with respect to their Registrable Stock on the same terms and conditions as the demand registration rights of the DLJ Entities as set forth in Section 5.1 of the Stockholders Agreement, and the provisions of such
Section 5.1 shall apply mutatis mutandis to the Registrable Stock of the Mezzanine Holders as though such Mezzanine Holders were "Selling Stockholders", subject to the following modifications:

      (a) The Mezzanine Holders may request a Demand Registration only after the earlier to occur of the following: (i) the date that is three years from the date of this Amendment and (ii) the date that is six months from the date of the Initial Public Offering.

      (b) The Company shall not be obligated to effect more than three Demand Registrations for the Mezzanine Holders.

      (c) The number of shares of Registrable Stock required to be registered by the Mezzanine Holders in connection with a Demand Registration must have a fair market value in the reasonable opinion of DLJ Investment Partners II, L.P. exercised in good faith of at least $5,000,000 or, if less than $5,000,000, constitute all of the remaining shares of Preferred Stock or Common Stock, as the case may be, held by the Mezzanine Holders.

      (d) If a Demand Registration requested by the Mezzanine Holders involves a Public Offering and the managing underwriter shall advise the Company and such Mezzanine Holders that, in its view, (i) the number of Company Securities requested to be included in such registration (including Common Stock which the Company proposes to be included which is not Registrable Stock) or (ii) the inclusion of some or all of the Company Securities owned by the Holders, in either case, exceeds the Maximum Offering Size, the Company will include in such registration Company Securities up to the Maximum Offering Size in the priority set forth in Section 5.1(d) of the Stockholders Agreement in the case of a Demand Registration made by a DLJ Entity or its Permitted Transferee, with the exception that first priority shall be given to all Registrable Stock requested to be registered by the Selling Stockholder and by all other Mezzanine Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of shares of Registrable Stock requested to be registered).

      (e) Counsel for the Stockholders participating in any Demand Registration requested by the Mezzanine Holders shall be selected by the Mezzanine Holders.

      SECTION 7. Piggyback Registration Rights. The Mezzanine Holders shall have piggyback registration rights with respect to their Registrable Stock on the same terms and conditions as the piggyback registration rights of the DLJ Entities and the Other Stockholders as set forth in Section 5.2 of the Stockholders Agreement, and the provision of such Section 5.2 (other than those of Section 5.2(c), which are not applicable) shall apply mutatis mutandis to the Registrable Stock of the Mezzanine Holders; provided that if a registration for which the Mezzanine Holders have piggyback registration rights involves a Public Offering and the managing underwriter advises the Company that, in its view, the number of Company Securities that the Company and Stockholders entitled to participate therein intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration Company Securities up to the Maximum Offering Size in the following priority:

      (a) in the case of a Public Offering by the Company for its own account, in the priority set forth in Section 5.2(b) of the Stockholders Agreement; provided that (i) any Shares proposed by Mezzanine Holders exercising piggyback registration rights to be included in such registration shall have priority equal to the Benchmark Shares; and (ii) any Company Securities other than Shares proposed by Mezzanine Holders exercising piggyback registration rights to be included in such registration shall have priority below any Shares proposed to be registered by the Company but above any Benchmark Shares;

      (b) in the case of a Public Offering requested by any DLJ Entity or any of their Permitted Transferees, in the priority set forth in Section 5.1(d) of the Stockholders Agreement applicable to a Demand Registration made by a DLJ Entity or its Permitted Transferee; provided that any Company Securities proposed by Mezzanine Holders exercising piggyback registration rights to be included in such registration shall have priority equal to the Benchmark Shares; and

      (c) in the case of a Public Offering requested by any Other Stockholder, in the priority set forth in Section 5.1(d) of the Stockholders Agreement applicable to a Demand Registration made by an Other Stockholder, provided that any Company Securities proposed by Mezzanine Holders exercising piggyback registration rights to be included in such registration shall have priority equal to the Shares requested to be registered by the Other Stockholders.

      SECTION 8. Holdback Agreement. With respect to any registration of Registrable Stock in connection with a Public Offering in which the Mezzanine Holders are selling Company Securities, the Mezzanine Holders shall be bound by the covenants and agreements applicable to the DLJ Entities and the Other Stockholders in Section 5.3 of the Stockholders Agreement.

      SECTION 9. Registration Procedures. The registration procedures and other covenants and agreements contained in Sections 5.4 through 5.10 of the Stockholders Agreement shall apply to the Mezzanine Holders.

      SECTION 10. Miscellaneous.

      (a) Redemption of Preferred Stock upon Initial Public Offering. In connection with the Initial Public Offering, the Company agrees to use its best efforts to redeem the Preferred Stock in accordance with Section 5(a) of the Certificate of Designations, Preferences and Rights of the Preferred Stock, subject to any required approval of the lenders under the Company's senior credit facility, which approval the Company shall use its best efforts to obtain.

      (b) Assignability. Notwithstanding Section 6.4 of the Stockholders Agreement, any Mezzanine Holder may, in connection with a transfer of Company Securities other than pursuant to a Public Offering, assign its rights (in whole or in part) under the Stockholders Agreement (other than its rights under
Article 2) to another Person; provided that such Person executes and delivers to the Company an agreement to be bound by the terms of the Stockholders Agreement applicable to the Mezzanine Holders (such Person, following such execution and delivery, being deemed to be a "Mezzanine Holder" for purposes of this Amendment).

      (c) Amendment; Waiver, Termination. Section 6.5 of the Stockholders Agreement is amended by the insertion of the following at the end thereof: "; and provided further that any amendment or other modification of this Agreement that would adversely affect any Mezzanine Holder may be effected only with the consent of such Stockholder."

      (d) Notices. All notices, requests and other communications to the Mezzanine Holders shall be given to:

      if to the Mezzanine Holders to:

             DLJ Investment Partners II, L.P.
             277 Park Avenue
             New York, New York 10172
             Attention: Director
             Fax:(212) 892-7552

      with a copy to:

             DLJ Investment Partners II, L.P.
             277 Park Avenue
             New York, New York 10172
             Attention: Ivy Dodes
             Fax: (212) 892-2689

      and a copy to:

             Davis Polk & Wardwell
             450 Lexington Avenue
             New York, New York 10017

             Attention: John Knight
             Fax: (212) 450-4800

      (e) Execution by Other Stockholders. Following the execution of this Amendment, the Company agrees to use commercially reasonable efforts to induce any Stockholder who is not yet a party to this Amendment to become a party to this Amendment by executing and delivering to the Company a counterpart signature page to this Amendment.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be dully executed by their respective authorized signatories as of the day and year first above written.

                                   MANUFACTURERS' SERVICES LIMITED

                                   By: /s/ Dale Johnson
                                      --------------------------------
                                      Name: DALE R. JOHNSON
                                      Title: EXEC. V.P.


                                   DLJ INVESTMENT PARTNERS II, L.P.

                                   By  DLJ INVESTMENT PARTNERS II,
                                       INC., Managing General Partner

                                   By: /s/
                                      --------------------------------
                                      Name:
                                      Title:


                                   DLJ INVESTMENT FUNDING, INC.

                                   By: /s/
                                      --------------------------------
                                      Name:
                                      Title:


                                   DLJ ESC II L.P.

                                   By  DLJ LBO PLANS MANAGEMENT
                                       CORPORATION, General Partner

                                   By: /s/
                                      --------------------------------
                                      Name:
                                      Title:

                                   DLJ INVESTMENT PARTNERS, L.P.

                                   By  DLJ INVESTMENT PARTNERS,
                                       INC., Managing General Partner

                                   By: /s/
                                      --------------------------------
                                      Name:
                                      Title:


Existing Stockholders:

33,331,504 Shares                  DLJ MERCHANT BANKING PARTNERS, L.P.

                                   By  DLJ MERCHANT BANKING, INC.
                                       Managing General Partner

                                   By: /s/
                                      --------------------------------
                                      Name:
                                      Title:


14,933,460 Shares                  DLJ INTERNATIONAL PARTNERS, C.V.

                                   By  DLJ MERCHANT BANKING, INC.
                                       Advisory General Partner

                                   By: /s/
                                      --------------------------------
                                      Name:
                                      Title:

  865,837 Shares                   DLJ OFFSHORE PARTNERS, CV.

                                   By  DLJ MERCHANT BANKING, INC.
                                       Advisory General Partner

                                   By: /s/
                                      --------------------------------
                                      Name:
                                      Title:


13,367,971 Shares                  DLJ MERCHANT BANKING FUNDING, INC.

                                   By: /s/
                                      --------------------------------
                                      Name:
                                      Title:


8,334,582 Shares                   DLJ FIRST ESC L.P.

                                   By  DLJ LBO PLANS MANAGEMENT CORPORATION,
                                       General Partner

                                   By: /s/
                                      --------------------------------
                                      Name:
                                      Title:

/s/ Robert J. Graham                                   1,884,211
-------------------------------
Robert J. Graham


The Kevin C. Melia 1995 Irrevocable Trust:               443,666

/s/ Anne Marie Melia
-------------------------------
Anne-Marie Melia, Trustee

Careena M. Melia, Trustee

by: /s/ Anne Marie Melia
    ---------------------------
    Anne-Marie Melia,
    by written delegation


The Kevin C. Melia 1995 Irrevocable Trust II:             739,835

/s/ Anne Marie Melia
-------------------------------
Anne-Marie Melia, Trustee

Careena M. Melia, Trustee

by: /s/ Anne Marie Melia
    ---------------------------
    Anne-Marie Melia,
    by written delegation


The Robert J. Graham 1995 Irrevocable Trust               473,665

/s/ Christina LB. Graham
-------------------------------
Christina LB. Graham, Trustee

/s/ Samuel E. Bain, Jr.
-------------------------------
Samuel E. Bain, Jr., Trustee

/s/ Robert J. Graham
-------------------------------
Robert J. Graham, Trustee


           [Signature page for MSL Stockholders Agreement Amendment]

/s/ Janice A. Donahue                                     240,742
-------------------------------
Janice A. Donahue

/s/ Janice A. Donahue                                      33,332
-------------------------------
Janice A. Donahue
Custodian for Nora Donahue
u/Mass. Unif. Transfers to Minors Act

/s/ Janice A. Donahue                                      33,332
-------------------------------
Custodian for Robert F. Donahue
u/Mass. Unif. Transfers to Minors Act


           [Signature page for MSL Stockholders Agreement Amendment]